EXHIBIT 16.1

April 9, 2012

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

To the Securities and Exchange Commission:

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on April 3, 2012, to be filed by our former client, ProElite, Inc. We agree with the statements made in response to that Item.

Very truly yours,

/s/ GUMBINER SAVETT INC.

GUMBINER SAVETT INC.

1723 Cloverfield Boulevard

Santa Monica, California 90404

phone: 310.828.9798 . 800.989.9798

fax: 310.829.7853 . 310.453.7610

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